                                                                    EXHIBIT 11.1

                               SEAMED CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                                                                              YEAR ENDED JUNE 30,
                                                                     -------------------------------------
                                                                       1994          1995          1996
                                                                     ---------     ---------     ---------
Primary:
  Weighted average common shares outstanding......................     454,324       530,681       606,353
  Class B and C convertible redeemable preferred stock classified
    as common stock equivalents...................................   1,376,559     1,376,559     1,376,559
  Net effect of dilutive stock options based on the treasury stock
    method using average market price.............................     280,650       288,786       253,996
  Net incremental effect of stock options granted or exercised at less than the offering price during the 12 months prior to the
    Company's filing of its initial public offering, calculated using the treasury stock method at an offering price of $11 per share, and treated as outstanding for all periods
    presented.....................................................     112,257       106,333        93,831
                                                                    ----------     ---------    ----------
  Total weighted average shares outstanding.......................   2,223,790     2,302,359     2,330,739
                                                                    ==========     =========    ==========
  Net income......................................................  $1,007,278     $ 774,763    $1,240,454
  Less accretion of cumulative preferred stock dividends..........    (145,850)     (203,005)     (263,050)
                                                                    ----------     ---------    ----------
  Adjusted income for computation of primary earnings per share...  $  861,428     $ 571,758    $  977,404
                                                                    ==========     =========    ==========
  Primary net income per share....................................  $     0.39     $    0.25    $     0.42
                                                                    ==========     =========    ==========
Fully diluted:
  Weighted average common shares outstanding......................     454,324       530,681       606,353
  Weighted average of all convertible redeemable preferred stock
    outstanding...................................................   2,543,363     2,734,403     2,934,029
  Net effect of dilutive stock options based on the treasury stock
    method using the greater of average or ending market price....     298,916       289,178       261,165
  Net effect of dilutive stock warrants based on the treasury stock method using the greater of average or ending market
    price.........................................................          --            --           586
  Net incremental effect of stock options granted or exercised at less than the offering price during the 12 months prior to the
    Company's filing of its initial public offering, calculated using the treasury stock method at an offering price of $11 per share, and treated as outstanding for all periods
    presented.....................................................     112,257       106,287        91,110
                                                                    ----------     ---------    ----------
  Total weighted average shares outstanding.......................   3,408,860     3,660,549     3,893,243
                                                                    ==========     =========    ==========
  Net income......................................................  $1,007,278     $ 774,763    $1,240,454
                                                                    ==========     =========    ==========
  Fully diluted net income per share..............................  $     0.30     $    0.21    $     0.32
                                                                    ==========     =========    ==========
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